EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of this ____ day of __________, 2006, by and between ATHEROGENICS, INC., a Georgia corporation (the “Company”), and ________________________ (“Indemnitee”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 16.

RECITALS:

WHEREAS, Indemnitee performs a valuable service for the Company;

WHEREAS, the Bylaws of the Company (the “Bylaws”) and the Georgia Business Corporation Code, as amended (the “GBCC”), by their nonexclusive nature, permit contracts between the Company and the officers and directors of the Company with respect to indemnification of such officers or directors;

WHEREAS, this Agreement is a supplement to the provisions of the GBCC and the Bylaws and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, the Company has determined and agreed to enter into this Agreement with Indemnitee;

NOW, THEREFORE, in consideration of Indemnitee’s service as an officer or director after the date hereof, the parties hereto agree as follows:

1.  Indemnification of Indemnitee. Subject to Section 5, the Company hereby agrees to hold harmless and indemnify Indemnitee if Indemnitee is a party to a Proceeding by reason of his Corporate Status to the maximum extent not prohibited by the GBCC, as the same now exists or may hereafter be amended (but only to the extent any such amendment permits the Company to provide broader indemnification rights than the GBCC permitted the Company to provide prior to such amendment); provided, however, that except as provided in Section 6, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with a Proceeding initiated by Indemnitee (other than in a Corporate Status capacity) against the Company or any director or officer of the Company unless the Company has joined in or consented in writing to the initiation of such action.

2.  Advancement of Expenses.

(a)  Procedure for Advancement of Expenses. The Company shall pay for or reimburse the Expenses incurred by Indemnitee if Indemnitee was or is a party to a Proceeding because of his Corporate Status in advance of final disposition of the Proceeding if:

(i)  Indemnitee furnishes the Company a written affirmation, in a form reasonably acceptable to the Company, of his good faith belief that he has met the standard of conduct set forth in the GBCC or that the Proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation as authorized by Section 14-2-202(b)(4) of the GBCC; and

(ii)  Indemnitee furnishes the Company a written undertaking, in a form reasonably satisfactory to the Company, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Agreement. Such undertaking must be an unlimited general obligation of Indemnitee but need not be secured and may be accepted without reference to the financial ability of Indemnitee to make repayment.

(b)  Notwithstanding any other provision of this Agreement, the Company shall advance any and all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status within fifteen (15) business days after Indemnitee has presented the affirmation and undertaking required pursuant to Section 2(a). Any advances and undertakings to repay pursuant to this Section 2 shall be unsecured and interest free. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 2 shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be reimbursed, within thirty (30) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

3.  Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful on the merits or otherwise in any Proceeding, he shall be indemnified against reasonable Expenses incurred by him in connection with the Proceeding, regardless of whether Indemnitee has met the standards set forth in the GBCC and without any action or determination in accordance with Section 5. If Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.

4.  Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any costs, claims or losses but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

5.  Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnification that are as favorable as may be permitted under the law and public policy of the State of Georgia. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement (provided, however, in the event the procedures for determination of entitlement to indemnification as currently set forth in the GBCC are amended to create any material inconsistency between such procedures in the GBCC and the procedures set forth in paragraph (b) below, the procedures set forth in paragraph (b) shall also be deemed to be amended in the same manner to the extent necessary to remove the inconsistency without any further action on the part of the Company or Indemnitee):

(a)  To obtain indemnification (including, but not limited to, the advancement of Expenses) under this Agreement, Indemnitee shall submit to the Company a written request in form reasonably satisfactory to the Company, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary, in the Company’s opinion, to determine whether and to what extent Indemnitee is entitled to indemnification. The General Counsel of the Company (or in the absence of the General Counsel, the Corporate Secretary of the Company) shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification. Any Expenses incurred by Indemnitee in connection with Indemnitee’s request for indemnification hereunder shall be borne by the Company. The Company hereby indemnifies and agrees to hold Indemnitee harmless for any Expenses incurred by Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification.

(b)  The Company shall not indemnify Indemnitee under Section 1 unless a determination has been made for a specific Proceeding that indemnification of Indemnitee is permissible because Indemnitee has met the standards set forth in the GBCC. The determination shall be made:

(i)  If there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all the Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote;

(ii)  By special legal counsel

(A)  selected in the manner prescribed in paragraph (i) of this subsection; or

(B)  if there are fewer than two Disinterested Directors, selected by the Board of Directors (in which selection directors who do not qualify as Disinterested Directors may participate); or

(iii)  By the shareholders, but the shares owned by or voted under the control of the officers and directors who are at the time parties to the Proceeding may not be voted on the determination;

provided, however, that following a Change of Control of the Company, with respect to all matters thereafter arising out of acts, omissions or events prior to the Change of Control of the Company concerning the rights of Indemnitee to seek indemnification under this Section 5, such determination shall be made by special legal counsel nominated by

Indemnitee and selected by the Board of Directors or its committee in the manner described in Section 5(b)(ii) above (which selection shall not be unreasonably withheld), which counsel has not otherwise performed services (other than in connection with similar matters) within the five years preceding its engagement to render such opinion for Indemnitee or for the Company or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Company (whether or not they were affiliates when services were so performed) ("Independent Counsel"). If Indemnitee fails to nominate Independent Counsel within ten (10) business days following written request by the Company to nominate Independent Counsel, legal counsel selected by a resolution or resolutions of the Board of Directors of the Company prior to a Change of Control of the Company shall be deemed to have been selected by the Company as required. Such Independent Counsel shall determine as promptly as practicable whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and shall render his written opinion to the Company and to Indemnitee to such effect. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Section 5 or its engagement pursuant hereto.

(c)  If the person, persons or entity empowered or selected under Section 5(b) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 5(c) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 5(b)(iii) of this Agreement and if within fifteen (15) days after receipt by the Company of the request for such determination (A) the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within ninety (90) days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called for the purpose of making such determination, the meeting is held for such purpose within ninety (90) days after having been so called and the determination is made at the meeting.

(d)  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board of Directors, or shareholder of the Company shall act reasonably and in good faith in making a determination under the Agreement of Indemnitee’s entitlement to indemnification. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

6.  Remedies of Indemnitee; Legal Fees and Expenses.

(a)  If (i) a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 2 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 5(b) of this Agreement within one hundred twenty (120) days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made within fifteen (15) business days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 5 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Georgia, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Indemnitee shall commence such action seeking an adjudication within 270 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 6(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)  If a determination shall have been made pursuant to Section 5(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6, absent a prohibition of such indemnification under applicable law.

(c)  In the event that Indemnitee, pursuant to this Section 6, seeks an interpretation or judicial adjudication of his rights under, or to recover damages for breach of this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 16 of this Agreement) actually and reasonably incurred by him in such interpretation or judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such interpretation, indemnification, advancement of expenses or insurance recovery.

(d)  The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

7.  Presumption of Entitlement. In making a determination of entitlement to indemnification under this Agreement pursuant to Section 5, the person or persons making such determination shall presume that indemnification is permissible unless clearly precluded by this Agreement or the applicable provisions of the GBCC.

8.  No Presumptions as to Certain Termination Events of Proceeding. For purposes of this Agreement, the termination of a Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that Indemnitee did not meet the standard of conduct set forth in the GBCC.

9.  Non-Exclusivity. The rights of indemnification as provided by this Agreement (including without limitation the right to advancement of Expenses) shall be in addition to, and not in lieu of, any other rights to which Indemnitee may at any time be entitled under the GBCC, applicable law, the Company’s Articles of Incorporation or Bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise. Except as required by applicable law, the Company shall not adopt any amendment to its Articles of Incorporation or the Bylaws the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the GBCC, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the GBCC, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

10.  Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Following receipt of indemnification payments hereunder, as further assurance, Indemnitee shall execute all papers required and take all action reasonably necessary to secure such rights, including execution of such documents as are reasonably necessary to enable the Company to bring suit to enforce such rights.

11.  No Duplication of Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

12.  Defense of Claims. The Company shall be entitled to participate in the defense of any Proceeding to which Indemnitee is a party by reason of his Corporate Status or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee, provided, however, if Indemnitee, concludes that (a) the use of counsel chosen by the Company to represent Indemnitee would likely present such counsel with an actual or potential conflict, (b) the named parties in the Proceeding include both Indemnitee and the Company and Indemnitee concludes that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company, or (c) any such representation by counsel would be precluded under the applicable standards of conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the

Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Proceeding unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of the Proceeding. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

13.  Successors and Binding Agreement.

(a)  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any person acquiring directly or indirectly all or substantially all the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement).

(b)  Indemnitee’s right to indemnification and advancement of Expenses pursuant to this Agreement shall continue regardless of whether Indemnitee has ceased for any reason his service to the Company and this Agreement shall inure to the benefit of and be enforceable by Indemnitee’s personal or legal representatives, executors, administrators, successors, spouses, heirs, assigns and other successors.

(c)  This Agreement is personal in nature and neither of the parties hereto shall, without the prior written consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 13(a) and 13(b).

14.  Duration of Agreement. This Agreement, including the obligations of the Company to indemnify Indemnitee, shall survive regardless of the termination of Indemnitee’s Corporate Status. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, reorganization or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors, administrators and personal and legal representatives.

15.  Enforcement/Reliance.

(a)  The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b)  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

16.  Definitions. For purposes of this Agreement:

(a)  “Change of Control” means (1) an acquisition by a person of beneficial ownership of 20% or more of the combined voting power of the Company's then outstanding voting securities, provided that any such securities acquired directly from the Company shall be excluded from the determination of such person's beneficial ownership (but shall be included in calculating total outstanding securities); or (2) the individuals who are members of the Incumbent Board cease for any reason to constitute two-thirds of the Board of Directors; or (3) approval by the shareholders of the Company of (i) a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, immediately following such merger or consolidation, more than 80% of the combined voting power of the outstanding voting securities of the resulting corporation in substantially the same proportion as their ownership of voting securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding voting securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition.

Moreover, notwithstanding the foregoing, a change of control shall not be deemed to occur solely because any person (the "Subject Person") acquired beneficial ownership of more than the permitted amount of the outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding increases the proportional number of shares beneficially owned by the Subject Person, provided, that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a Change of Control shall occur.

(b)  “Corporate Status” describes the status of a person who is or was a director of the Company or an individual who, while a director of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee, employee, administrator or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, entity, or other enterprise. Corporate Status also describes a person’s service in connection with an employee benefit plan at the Company’s request if his duties to the Company also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. Corporate Status includes, in reference to a particular person unless the context requires otherwise, the estate or personal representative of such person.

(c)  “Disinterested Director” means a director who at the time of a vote referred to in Section 3(b) of this Agreement or a vote or selection referred to in Section 4(b) or 4(c) is not:

(i)  A party to the Proceeding; or

(ii)  An individual who is a party to a Proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

(d)  “Expenses” include the reasonable out-of-pocket fees and expenses incurred by Indemnitee, including counsel fees and expenses.

(e)  “Incumbent Board” includes the individuals who as of ______, 2006 are members of the Board of Directors and any individual becoming a director subsequent to _____, 2006 whose election, or nomination for election by the corporation's shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the incumbent board at the time he or she becomes a member of the Board of Directors shall become a member of the incumbent board upon the completion of two full years as a member of the Board of Directors; provided further, however, that notwithstanding the foregoing, no individual shall be considered a member of the incumbent board if such individual initially assumed office (1) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a "Proxy Contest") or (2) with the approval of the other members of the Board of Directors, but by reason of any agreement intended to avoid or settle a Proxy Contest.

(f)  “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, including discovery, whether civil, criminal, administrative, arbitrative, or investigative, whether formal or informal and including any action brought under the federal securities laws.

17.  Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

18.  Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19.  Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

20.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a) If to Indemnitee, to:
_____________________
_____________________
_____________________

(b) If to the Company, to:

AtheroGenics, Inc.
8995 Westside Parkway
Alpharetta, GA. 30004
Attention: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

21.  Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

22.  Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

23.  Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia without application of the conflict of laws principles thereof. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Georgia for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Georgia. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

24.  Gender. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ATHEROGENICS, INC.

By:______________________________

Name:____________________________

Title:_____________________________

OFFICER:

_________________________________
Name:

Address:
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